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                                                              EXHIBIT 3.4
                                     BYLAWS

                                CAP ROCK ELECTRIC
                                COOPERATIVE, INC.


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                  BYLAWS OF CAP ROCK ELECTRIC COOPERATIVE, INC.

                                    ARTICLE I

                                   MEMBERSHIP

Section 1.        Qualifications and Obligations

      Any natural person, firm, association, corporation, business trust, partnership, Federal agency, State or political subdivision thereof, or any body politic may become a member of the Cooperative by:

      (a)   Making a written application for membership therein;

      (b) Agreeing to purchase from the Cooperative electric energy as hereinafter specified; and

      (c) Agreeing to comply with and be bound by the Articles of Incorporation and Bylaws of the Cooperative and any amendments thereto and such rules and regulations as may from time to time be adopted by the Board of Directors; provided, however, that no natural person, firm, association, corporation, business trust, partnership, Federal agency, State or political subdivision thereof or any body politic shall become a member unless and until he, she, or it has been accepted for membership by the Board of Directors or the members. At each meeting of the members all applications received more than ninety (90) days prior to such meeting and which have not been accepted by the Board of Directors shall be submitted by the Board of Directors to such meeting of the members, subject to compliance by the applicant with the conditions set forth in Subdivisions (a), (b), and (c) of this Section, such application for membership may be accepted by a vote of the members at such meeting,

            The Secretary shall give any such Applicant at least ten (10) days prior notice of the date of the members meeting to which his application will be submitted and such Applicant may be present and heard at the meeting. No natural person, firm, association, corporation, business trust, partnership, Federal agency, State or political subdivision thereof, or any body politic may own


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            more than one (1) membership in the Cooperative. A husband and wife may jointly become a member and their application for joint membership may be accepted in accordance with the foregoing provisions of this Section provided that husband and wife apply jointly with the provisions of the above Subdivisions (a), (b), and
            (c).

      (d) Voting and Non-Voting Members. The Cooperative at the discretion of the Board of Directors may have two classes of members, to wit:

            1. Voting members are those members who meet all of the requirements of membership as set out in these bylaws and maintain with the Cooperatives an Equity Credit Account (prior to 1994 called Capital Credit Account), subject to retirement under the direction of the Board of Directors.

            2. Non-voting members are those members who meet all of the requirements of membership as set out in these bylaws and who do not maintain with the Cooperative an Equity Credit Account due to a discounted retirement of such equity credits or such other retirement as the Board of Directors may direct.

Section 2.  Purchase of Electric Energy

      Each member shall as soon as electric energy shall be available, purchase from the Cooperative all electric energy purchased for use on the premises specified in his Application for Membership, and shall pay therefor monthly at rates which shall from time to time be fixed by the Board of Directors and approved by the Public Utility Commission of Texas. Production or use of electric energy on such premises, regardless of the source thereof, by means of facilities which shall be interconnected with the Cooperative's facilities, shall be subject to appropriate regulation as shall be fixed from time to time by the Cooperative. It is expressly understood that amounts paid for electric energy in excess of the cost of service are furnished by the members as equity and each member shall be credited with the equity so furnished as provided in these Bylaws. Each member shaLl pay to the Cooperative such minimum amounts per month, regardless of the amount of electricity consumed, as shall be fixed by the Board of Directors from time to time. Each member shall also pay all amounts owed by him to the Cooperative as and when the same shall become due and payable. When the member has more than one (1)


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service connection from the Cooperative, any payment by him for service from the
Cooperative shall be deemed to be allocated and credited on a pro rata basis to his outstanding account for all such service connections of the same class or included in the same bill, notwithstanding that the Cooperative's actual accounting procedures do not reflect such allocations and prorations.

Section 3.  Nonliability for Debts of the Cooperative

      The private property of the members of the Cooperative shall be exempt from execution for the debts of the Cooperative and no member shall be individually liable or responsible for any debts or liabilities of the Cooperative.

Section 4.  Suspension, Termination and Expulsion of Members

      (a) Upon his failure, after the expiration of the time specified in the Substantive Rules of the Public Utility Commission of Texas, after which a member's utility service may be disconnected and after notice to cease any other non-compliance of his membership obligations, and service is disconnected, a member's membership shall automatically be suspended. During such suspension the member shall not be entitled to receive electric service from the Cooperative or to cast a vote at any meeting of the members, Payment of all amounts due the Cooperative, including any additional charges required for such reinstatement, and/or cessation of any other non-compliance of his membership obligations shall automatically reinstate the membership.

      (b) Any member may withdraw from membership upon compliance with such uniform terms and conditions as the Board of Directors may prescribe. The Board of Directors of the Cooperative may, by the affirmative vote of not less than two-thirds (2/3) of the members thereof, expel any member who shall have violated or refused to comply with any of the provisions of the Articles of Incorporation of the Cooperative or these Bylaws, or any amendment thereto or any rules or regulations adopted from time to time by the Board of Directors, Any member so expelled may be reinstated as a member by a vote of the members at any annual or special meeting of the members. Such vote by the members to determine reinstatement shall occur only upon written application by such expelled member filed with the


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            Secretary of the Cooperative not later than ten (10) days prior to such meeting of the members at which reinstatement is to be considered. The action of the members with respect to any such reinstatement shall be final, The membership of a member who, for a period of six (6) months after service is available to him, has not purchased electric energy from the Cooperative may be canceled by Resolution of the Board of Directors.

      (c) Membership in the Cooperative and a Certificate representing the same shall not be transferable and upon the withdrawal, death, cessation or existence or expulsion of a member, the membership of such member shall thereupon terminate, and the Membership Certificate of such member shall be surrendered forthwith to the Cooperative. Termination of membership in any manner shall not release a member or his estate from any debts due the Cooperative.

      (d) Upon discovery that the Cooperative has been furnishing electric service to any person other than a member, it shall cease furnishing such service unless such person applies for, and the Board of Directors approves, membership retroactively to the date on which such person first began receiving such service, in which event the Cooperative, to the extent practical, shall correct its membership and all related records accordingly.

Section 5.  Joint Membership

      A husband and wife may apply for joint membership and, subject to their compliance with the requirements set forth in Section 1 of this Article, may be accepted for such membership. The term "member" as used in these Bylaws shall be deemed to include a husband and wife holding a joint membership and any provisions relating to the rights and liabilities of membership shall apply equally with respect to the holders of a joint membership. Without limiting the generality of the foregoing, the effect of the hereinafter specified actions by or in respect to the holders of a joint membership shall be as follows:

      (a) The presence at any meeting of either or both shall be regarded as the presence of one (1) member and shall constitute a joint waiver of notice of the meeting;


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      (b)   the vote of either separately or jointly shall constitute one (1)
            joint vote;

      (c) a Waiver of Notice signed by either or both shall constitute a joint waiver;

      (d)   notice to either shall constitute notice to both;

      (e)   expulsion of either shall terminate the joint membership;

      (f)   withdrawal of either shall terminate the joint membership;

      (g) either but not both concurrently may serve as an Officer or Director provided that both meet the qualifications for such office;

      (h) divorce between spouses shall terminate joint membership; provided however, neither former spouse shall be released from any debts due the Cooperative.

Section 6.  Conversion of Membership

      (a) A membership may be converted to a joint membership upon the written request of the holder thereof and the agreement by such holder and his or her spouse to comply with the Articles of Incorporation and Bylaws of the Cooperative and any amendments made thereto, and rules and regulations adopted by the Board of Directors. The outstanding Membership Certificate shall be surrendered and shall be reissued by the Cooperative in such manner as shall indicate the changed membership status.

      (b) Upon the death of either spouse who is a party to the joint membership, such membership shall be held solely by the survivor, The outstanding Membership Certificate shall be surrendered, and shall be reissued in such manner as shall indicate the changed membership status, provided however, that the estate of the deceased shall not be released from any debts due the Cooperative.


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                                   ARTICLE II

                               MEETING OF MEMBERS

Section 1.  Annual Meeting

      The Annual Meeting of the members shall be held at such time and place as shall be designated by the Board of Directors. It shall be the responsibility of the Board of Directors to make adequate plans and preparations for the Annual Meeting. Failure to hold the Annual Meeting at the designated time shall not work a forfeiture or dissolution of the Cooperative.

Section 2.  Special Meeting

      Special meetings of the members for specific purposes, may be called by the Chairman, by the Board of Directors, or a majority thereof, or by a petition signed by not less than one-third (1/3) of all members and received by the Secretary, and it shall be the duty of the Secretary to cause notices of such meetings to be given as hereinafter provided. Special meetings of the members shall be held at such places as designated by the Board of Directors as specified in the Notice of the Special Meeting.

Section 3.  Notice of Meeting of Members

      Written or printed Notice stating the place, day and hour of the meeting and, in case of Special Meeting or an Annual Meeting at which business requiring special notice is to be transacted, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than thirty (30) days before the date of the meeting, either personally or by mail, by or at the direction of the Secretary, or upon a default in duty by the Secretary by the person calling the meeting, to each member. If mailed, such Notice shall be deemed to be delivered when deposited in the United States mail, addressed to the member at his address as it appears on the records of the Cooperative, with postage thereon prepaid. The incidental and nonintended failure of any member to receive a Notice deposited in the mail addressed to the member at his address as shown on the Cooperative's books shall not invalidate any action which may be taken by the members at any such meeting, and the attendance in person of a member at any meeting of the members shall constitute a Waiver of Notice of such meeting unless such attendance shall be for the express purpose of objecting to the transaction of any business, or one (1) or more items of business, on the grounds that the meeting shall not have been lawfully called or convened. Any member attending any meeting for the purpose of making such objections shall notify the Secretary prior to or at the beginning of the meeting of his objection.


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Section 4.  Quorum

      Unless otherwise provided in the Articles of Incorporation or by law, at least one-fifth (1/5) of the members present in person or represented by proxy shall constitute a quorum for the transaction of business at all meetings of the members. If less than a quorum is present at any meeting, a majority of those present in person or represented by proxy may adjourn the meeting from time to time without further notice.

Section 5.  Voting

      Each member, who is not in a status of suspension as provided for in
Article I Section 4, shall be entitled to only one (1) vote on each matter submitted to a vote at any meeting of the members. Voting by members other than members who are natural persons shall be allowed upon the presentation to the Cooperative, prior to or upon registration at each member meeting, satisfactory evidence entitling the person presenting the same to vote. At all meetings of the members, all questions shall be decided by a majority of the members voting thereon, except as otherwise provided by law or by the Cooperative's Articles of Incorporation and these Bylaws as may be amended hereafter. Members may not cumulate their votes. Members may not vote by mail, unless the Board of Directors specifically approve mail voting for a specific issue to be presented to the members, other than the election of directors.

Section 6.        Proxies

      At all general meetings of members, either annual or special, a member may vote by proxy unless the Board of Directors, at its discretion, determines that proxy voting will not be allowed at any such meeting. If the Board of Directors determines that proxies will not be allowed at any meeting of members, either annual or special, the members are entitled to notification that proxies will not be allowed at least ten (10) days prior to such meeting. Unless the Board of Directors determines that proxy voting will not be allowed, a member may vote by proxy executed in writing by the member naming the Proxy Committee, with full power of substitution, with the authority to vote such proxy unless another person or entity, who is not required to be a Cooperative member, is specified. Each proxy shall be voted as determined by a majority of the aforesaid Proxy Committee or other proxy holder. The Proxy Committee shall consist of, except for incumbent directors who are candidates for reelection, the Board of Directors and such other persons or entities, who are not required to be Cooperative members, as the Board of Directors, in its discretion may appoint. Each member of the Proxy Committee and other qualified persons holding proxies may vote up to 200 proxies each. Such proxy snaIl be registered, after certification, with the Secretary before or at the time of the meeting. No proxy shall be voted at any meeting of the members


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unless it shall designate the particular meeting at which it is to be voted, and no proxy shall be voted at any meeting other than the one so designated for certification either in person or by mail. All proxies must be filed for certification with the Secretary no later than eight (8) days before the designated meeting to be valid at said meeting. A member who desires to revoke his proxy may do so by executing a proxy revocation at the meeting site no later than one hour prior to the announced time of the meeting designated in the proxy or by executing a proxy revocation at one of the Cap Rock Division offices no later than 5:00 P.M. of the day prior to the day of the meeting designated in the proxy. Such member shall then be entitled to vote at such meeting and with the same effect as if he had not executed a proxy. Whenever a member is absent from a meeting of the members and has not previously filed a proxy for certification for such meeting, but whose spouse attends such meeting, such spouse shall be deemed to hold, and may exercise and vote the proxy of such member to the same extent that such member could vote if present in person.

Section 7.  Order of Business

      The order of business at the Annual Meeting of the members and, insofar as practicable or desirable, at all other meetings of the members shall be as set out in the Notice of said meeting except as otherwise determined by the members at such meeting.

Section 8.  Credentials and Election Committee

      The Board of Directors shall, at least ten (10) days before any meeting of the members, appoint a Credentials and Election Committee. The Committee shall consist of an uneven number of members, not less than five (5) nor more than fifteen (15), who are not existing Cooperative employees, agents or officers, directors or known candidates for director and who are not close relatives (as hereinafter defined) or members of the same household or existing Cooperative employees, agents, officers, directors or known candidates for director. In appointing the Committee, the Board shall have regard for the equitable representation of the several areas served by the Cooperative. The Committee shall elect its own Chairman and Secretary prior to the member meeting. It shall be the responsibility of the Committee prior to any meeting of the members, to validate proxies received, to establish or approve the manner of conducting member registration, in person and by proxy, and the manner by which voting shall be accomplished. In addition, it shall be the responsibility of the committee to pass upon all questions that may arise with respect to the registration of members in person or by proxy, to count all ballots or other votes cast in any election or in any other matter, to rule upon the effect of any ballots or other vote irregularly or indecisively marked to cast, to rule upon

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all other questions that may arise relating to member voting and the election of Directors (including but not limited to the validity of Petitions of Nominations or the qualifications of candidates and the regularity of nomination and election of Directors), and to pass upon any protest or objection filed with respect to any election or to conduct affecting the results of any election. In the exercise of its responsibility, the Committee shall have available to it the advice of counsel provided by the Cooperative. In the event a protest or objection is filed concerning any election, such protest or objection must be filed during, or within three (3) business days following the adjournment of the meeting in which the voting is conducted.
The Committee shall thereupon be reconvened, upon Notice from its Chairman, not less than seven (7) days after such protest or objection is filed. The Committee shall hear such evidence as is presented by the protestor(s) or objector(s), who may be heard in person, by counsel, or both, and any opposing evidence; and the Committee, by a vote of a majority of those present and voting, shall, within a reasonable time but not later than thirty
(30) days after such hearing, render its decision, the result of which may be to affirm the election, to change the outcome thereof, or to set it aside.
The Committee may not affirmatively act on any matter unless a majority of the Committee is present. The Committee's decision (as reflected by a majority of those actually present and voting) on all matters covered by this Section shall be final.

                                   ARTICLE III

                                    DIRECTORS

Section 1.  General Powers

      The business and affairs of the Cooperative shall be managed by a Board of Directors, not less than three (3) in number, which shall exercise all of the powers of the Cooperative except such as are by law or by the Articles of Incorporation of the Cooperative or by these Bylaws or as hereinafter amended, conferred upon or reserved to the members. The Cooperative may also have advisory directors at large who shall be appointed by the board and shall perform such duties as may be prescribed by the board of directors from time to time but such advisory directors at large shall not have the right to vote as directors of the Cooperative.

Section 2.  Tenure

      Beginning in 1995 Directors shall be nominated and elected so that the total number of Directors to be elected in any twelve (12) consecutive months at official meetings of members shall be not more than one-third (1/3) of the total number of Directors currently serving on the Board of Directors, plus one. Directors shall be


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elected for three year terms. To the extent possible, Director seats shall be up for election on a rotating basis and no more than one Director per Directorate District shall be up for election each year. Upon their election, Directors shall, subject to the provisions of the Bylaws with respect to the removal of Directors, serve until the Annual Meeting of Members of the year in which their terms expire or until their successors shall have been elected and shall have qualified. If for any reason an election of Director shall not be held at an Annual Meeting of the members duly fixed and called pursuant to these Bylaws, such election may be held at an adjournment of such meeting or at a subsequently held special meeting or the next annual meeting of the members. Failure of an election for a given year shall allow the incumbents whose directorship would have been voted on to hold over only until the next member meeting at which a quorum is present and an election held. Advisory directors shall serve for a term as prescribed by resolution of the board of directors.

Section 3.  Qualifications of Directors

      No person shall be eligible to become or remain a Director of the Cooperative who is a close relative of an incumbent Director or of an employee of the Cooperative, or is not a member in good standing of the Cooperative and has so been for a period of three (3) consecutive years prior to nomination and whose primary service Directorate District is the Directorate District from which he is nominated and whose bonafide residence is not in a county or an adjacent county served by the Cooperative. When a member is served by the Cooperative in more than one Directorate District, prior to being nominated as a candidate for director from a particular Directorate District, such member must have designated in writing to the Cooperative's Secretary, prior to being nominated, such Directorate District as his primary service Directorate District; provided that the chief operating officer or general partner of any member which is not a natural person, such as a corporation, church, partnership, association, etc., shall be eligible to become a Director from a member's primary service Directorate District, if he is in substantial permanent occupancy, direction or use of the premises served by the Cooperative. In the event such non-natural person member is served by the Cooperative in more than one Directorate District, prior to the chief operating officer or general partner of such non-natural person member being nominated as a candidate for director from a particular Directorate District, such non-natural person member must have designated in writing to the Cooperative's Secretary, prior to being nominated, such Directorate District as its primary service Directorate District. No person shall be eligible to become or remain a Director of the Cooperative who is not at least twenty-one (21) years of age, is an employee of the Cooperative or is in any way employed by or financially


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interested in a competing enterprise or in business selling electric energy to the Cooperative. No former employee or spouse of a former employee shall be eligible to become a director of the Cooperative for a period of ten years following the date of last employment by the Cooperative. When a membership is held jointly by husband and wife, either one, but not both concurrently, may be elected a Director, provided, however, that neither one shall be eligible to become or remain a Director or to hold a position of trust in the Cooperative unless both shall meet the qualifications hereinabove set forth. Any director who shall be absent from three (3) regularly scheduled board meetings duly called, special board meetings duly called, or any combination of these such meetings during any twelve (12) month period, unless expressly excused from such meetings by a majority of the Board of Directors or any director who, upon a determination by a two-thirds vote of the remaining Board of Directors that such director has willfully or negligently violated his fiduciary duty to the Cooperative resulting in injury or harm to the Cooperative, shall be deemed ineligible to remain a director of the Cooperative. Upon establishment of the fact that a nominee for Director lacks eligibility under this Section or as may be provided elsewhere in these Bylaws, it shall be the duty of the Chairman presiding at the meeting at which such nominee would otherwise be voted upon to disqualify such nominee. Upon the establishment of the fact that any person being considered for, or already holding, a directorship or other position of trust in the Cooperative lacks eligibility under this Section, it shall be the duty of the Board of Directors to withhold such position from such person, or to cause him to be removed therefrom, as the case may be. Nothing contained in this Section shall, or shall be construed to, affect in any manner whatsoever the validity of any action taken at any meeting of the Board of Directors, unless such action is taken with respect to a matter which is affected by the provisions of this Section and in which one or more of the Directors have an adverse interest to that of the Cooperative. Advisory directors at large shall possess such qualifications as may be prescribed by resolution of the board.

Section 4.  Vacancies

      Subject to the provisions of these Bylaws with respect to the filling of vacancies caused by the removal of Directors by the members when a quorum of the Board of Directors no longer remains, a vacancy occurring in the Board of Directors shall be filled by the affirmative vote of a majority of the remaining Board Members for the unexpired portion of the term. The Director so elected by the Board must be a member whose primary service area is in the same Directorate District from which the former Director served and must possess the qualifications for Director specified in Section 3 of Article III of these Bylaws.


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Section 5.  Compensation

      Directors or advisory directors shall not receive any salary for their services as such, but, by Resolution of the Board of Directors, an amount, which may include other benefits, for each day or portion thereof spent on Cooperative business such as attendance at Director's Meetings, conferences and training programs or performing committee assignments when authorized by the Board, may be allowed. If authorized by the Board, Directors or advisory directors may also be reimbursed for expenses actually and necessarily incurred in attending to such Cooperative business.

Section 6.  Rules and Regulations

      The Board of Directors shall have the power to make and adopt such rules and regulations, not inconsistent with law, the Articles of Incorporation of the Cooperative, or these Bylaws, as it may deem advisable for the management, administration and regulation of the business and affairs of the Cooperative.

Section 7.  Accounting System and Reports

      The Board of Directors shall cause to be established and maintained a complete accounting system, which shall comply with the applicable rules and regulations of any regulatory body. The Board of Directors shall as soon as practical after the close of each fiscal year, cause to be made a full and complete audit of the accounts, books and financial condition of the Cooperative as of the end of such fiscal year. A report of such audit shall be submitted to the members at the following Annual Meeting.

Section 8.  Nominating Areas and Directorate Districts

      The territory served or to be served by the Cooperative shall be divided into nine (9) Nominating Areas, for the purpose of nominating candidates for director only and four (4) Directorate Districts from which candidates for director shall quality. The nine (9) Nominating Areas shall be shown on the nominating area map in the Cooperative office. The four (4) Directorate Districts shall be shown on the Directorate District map in the Cooperative office. The delineation of these Nominating Areas and Directorate Districts shall be reviewed by the Board of Directors from time to time and may be reconstituted at any time. Provided however, that no such reconstitution shall become effective so as to cause the vacancy of any Director's office prior to the time his term would normally expire unless he consents thereto in writing.

Section 9.  Nominations

      Not less than 30 days nor more than 150 days before any


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meeting at which directors are to be elected, the Board shall call a separate meeting of the members of each Directorate District having a director whose term is expiring at a suitable place in the nominating area of the incumbent director for the purpose of selecting candidates for director. The notice of such nominating meeting shall be published in the Cooperative's monthly newsletter, the HI-LINES, in a prominent manner at least once and not less than 15 days nor more than 30 days prior to the date of said meeting Such published notice shall state that nominations for a director are to be made at the meeting and shall constitute the official notice of said meeting. The Directorate District meeting shall be called to order by the director, by another designated representative of the Board, or in his absence, by any member serviced in the Directorate District. The members shall then proceed to elect a chairman who shall be a member receiving service in the Directorate District and who shall be someone other than an existing director. The chairman shall then appoint a secretary to act for the duration of the meeting. Three (3) members receiving service in the Directorate District present in person at such duly called Directorate District meeting shall constitute a quorum. Nominations of candidates for director shall be made from the floor at the meeting and any member receiving service in the Directorate District as his primary service area shall have the right to nominate one (1) candidate. Nominees must possess the qualifications for directors specified in Section 3 of Article III of these Bylaws. Each candidate so nominated shall be submitted to the Secretary of the Cooperative to be included in the official list of candidates. Members receiving service from the Cooperative in more than one Directorate District shall, prior to making a nomination, designate in writing to the Cooperative Secretary the member's primary service Directorate District.

      In the event a quorum cannot be obtained for any of the Directorate District meetings provided for herein, then in such event the director serving the Directorate District in which a quorum cannot be obtained and whose term is expiring, if otherwise eligible to succeed himself as director, shall be declared the candidate from that Directorate District.

      Any ten percent (10%) or more of the members of a particular Directorate District, acting together, may make additional nominations for director from that Directorate District by petition, in writing over their signature. Such members so nominating by petition must be receiving service from the Cooperative in the Directorate District or his primary service area. Members receiving service from the Cooperative in more than one Directorate District shall, prior to nominating by petition, designate in writing to the Cooperative Secretary or his designee the member's primary service area. The petition shall be signed by each member in the same name as he is billed by the Cooperative and shall state the signatories


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address as the same appears on such billings. Nominees so nominated must possess the qualifications for director specified in Article III, Section 3 of these Bylaws. Nominations by petition must be presented to the Secretary of the Cooperative, or his designees, at the Cooperative headquarters office not later than forty-five days (45) before an annual or special meeting at which directors are to be elected and the Secretary shall include such names in the list of candidates mailed to each member. Not less than ten (10) nor more than thirty
(30) days before an annual or special meeting of the members at which directors are to be elected, the Secretary of the Cooperative shall be responsible for mailing to each member a list of candidates selected at all Directorate District meetings and nominated by petition, the names to be arranged by Directorate District. The list may be included with the notice of the meeting. At the meeting of members, the Secretary of the Cooperative shall place in nomination the names of the candidates of each Directorate District and nominated by petition.

Section 10.  Election of Directors

      At each annual meeting of the members, Directors shall be elected by secret written ballot by the members and, except as provided in the proviso of
Section 3, Article III of these Bylaws, from among those members who are natural persons; provided that, when the number of nominees does not exceed the number of Directors to be elected from a particular nominating area, secret written balloting may be dispensed with respect to that particular election and voting may be conducted in any other proper manner. Directors shall be elected by a plurality of the votes cast unless the members in advance of any balloting resolve that a majority of the votes cast shall be required to elect, and this Bylaw provision shall be drawn to the attention of the members and explained to them prior to any balloting. Drawing by lot shall resolve, where necessary, any tie votes.

Section 11.  Removal of Directors by Members

      Any member may bring one (1) or more charges for just cause against any one (1), but not more than three (3) Directors at any one time and may request the removal of such Director(s) by reason thereof by filing with the Secretary such charge(s) in writing together with a petition signed by not less than four thousand (4,000) members or one-third (1/3) of all members, whichever shall be the lesser, which petition calls for a special member meeting, the stated purpose of which shall be to hear and act on such charges and specifies the place, time and date thereof not less than ninety (90) days after the filing of such petition, or which request that the matter be acted upon at the subsequent annual member meeting if such meeting will be held no sooner than ninety (90) days after the date of filing of such petition. Notwithstanding anything contained in these bylaws, no more than three (3) Directors within any twelve (12) month period may be considered for removal. Each page of the petition shall, in the forepart thereof, state the name(s) and the address(es) of the member(s) filing such charge(s), a verbatim statement of such charge(s) and the name(s) of the Director(s) against whom such charge(s) is(are) being made. The petition shall be signed by each member in the same name as he is billed by the Cooperative and shall state the signatories address as the same appears on such billings. Notice of such charge(s) verbatim, of the Director(s) against whom the charge(s) have been made, of the member(s) filing the charge(s) and the purpose of the meeting shall be contained in the Notice of the meeting, or separate Notice to the members not less than ten (10) days prior to the member meeting at which the matter will be acted upon; provided, that the Notice shall set forth only ten
(10) of the names (in alphabetical order) of the members filing one (1) or more charges if ten (10) or more members file the same charge(s) against the same Directors(s), Such Director(s) shall be informed in writing of the charges after they have been validly filed and at least seventy-five (75) days prior to the meeting of the members at which the charge(s) are to be considered. Not less than forty-five (45) days prior to the notice of the special or annual meeting at which the charge or charges against the Director(s) are to be heard is given, the charge(s) against the Director(s) shall be heard and considered by a panel of five (5) members appointed by the Board of Directors from the pool of members from which other committee members are selected. The panel of members shall investigate such charges and determine if such charges constitute just cause for removing the Director(s) if removal was determined after consideration and vote of the membership. In the event a majority of the panel determines that such charge(s) constitutes "just cause", notice of the meeting of members at which such charges are to be considered shall be given. In the event a majority of the panel should fail to determine that the charges constitute just cause but at least two (2) members of the panel determines and so indicates by written ballot that such charges constitute just cause, then, upon the written request of the member(s) making the charge(s), such charge(s) shall be reconsidered by another panel of five (5) members appointed by the Board of Directors from the pool of members from which other committee members are selected. If a majority of the members of the second panel finds the charges constitute just cause then the notice of the meeting containing such charges shall be given. if a majority of the second panel fails to find that the charges constitute just cause, the charges shall be dismissed. If charge(s) against one or more directors are submitted to the members at an annual or special meeting called for that purpose, each director and shall have an opportunity to be heard in person, by witness, by counsel, or any combination of such, and to present evidence in respect of the charge(s); and the person(s) bringing the charge(s) shall have the same opportunity, but must be heard first. The question of removal of such Director
(s) shall, separately for each, if more than one (1) has been charged, be considered and voted upon at such meeting. Provided however, that the question of the removal of a Director shall not be voted upon at all unless some evidence in support of the charge(s) against him shall have been presented during the meeting through oral arguments, documents, or otherwise. Any vacancy created by removal of such board member shall be filled at the next regular or special board meeting as set forth in Article III Section 4. In the event after removal of Directors at such member meeting a quorum of the Board of Directors fails to remain, any vacancy will then be filled by election of the members at a special member meeting to be called not less than sixty (60) days nor more than seventy-five (75) days after such removal with nominations for Director being made pursuant to the procedures for nominations set forth in Section 9 Article III of these Bylaws.

Section 12.  "Close Relative" Defined

      As used in these Bylaws, "Close Relative" means a person who, including half, foster, step and adoptive kin, is either a spouse, child, grandchild, parent, grandparent, brother, sister, aunt, uncle, nephew or niece of the principal. For good business purpose, upon a two-thirds (2/3rds) vote of the directors, any restriction or requirements involving the term "close relative" may be waived.

                                   ARTICLE IV

                              MEETING OF DIRECTORS

Section 1.  Regular Meetings

      A regular meeting of the Board of Directors shall be held a the date, time and place as the Board of Directors may provide by Resolution. Such regular meetings may be held without notice other than such Resolutions fixing the date, time and place thereof except when business to be transacted thereat shall require special notice provided, that if a policy therefor is established by the Board, the Chairman may change the date, time or place of a regular meeting for a good cause and upon not less than five (5) days notice to all Directors.

Section 2.  Special Meetings

      Special meetings of the Board of Directors may be called by the Chairman, Board Resolution or by any six (6) Directors, and it shall be the duty of the Secretary to cause Notice of such meeting to be given as hereinafter provided. The Board, The Chairman or the Directors calling the meeting shall fix the date, time and place for the meeting. Special meetings, upon proper notice as otherwise provided in Article IV Section 3 of these Bylaws may be also held via telephone conference call without regard to the actual location of the Directors at the time of such telephone conference meeting, if all of the Directors consent thereto.

Section 3.  Notice of Director's Meetings

      Notice of the date, time, place (or telephone conference call) of any special meeting of the Board and, when the business to be transacted thereat shall require such, of any regular meeting of the Board, shall be furnished to each Director prior thereto either personally by telephone or by mail, by or at the direction of the Secretary, or, upon a default in this duty by the Secretary, by him or those calling it in the case of a special meeting or by any Director in the case of a meeting whose date, time and place have already been fixed by Board Resolution. If mailed, such Notice shall be deemed delivered when deposited in the United States mail, addressed to the Director at his residence as it appears on the records of the Cooperative, with first class postage thereon prepaid, and post marked at least five (5) days prior to the meeting date.

Section 4.  Quorum

      The presence in person of a majority of the Directors shall be required for the transaction and the affirmative vote of a majority of the Directors present shall be required for any action to be taken except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, or as may be amended. If less than a quorum be present at the meeting, a majority of the Directors present may adjourn the meeting from time to time, but shall cause the absent Directors to be duly and timely notified of the date, time and place of such adjourned meeting.

                                    ARTICLE V

                                    OFFICERS

Section 1.  Number and Title

      The officers of the Cooperative shall be a Chairman, Vice Chairman, Secretary and Treasurer, and such other officers as may from time to time be determined by the Board of Directors. The offices of the Secretary and Treasurer may be held by the same person.

Section 2.  Election and Term of Office

      The officers named in Section 1 above shall be elected by majority vote, secret written ballot, annually, and without prior nomination, by and from the Board of Directors at the first meeting of the Board held after the annual meeting of the members. If the election of such officers shall not be held at such meeting, it shall be held as soon thereafter as conveniently may be. Each such officer shall hold office until the meeting of the Board first held after the next succeeding annual meeting of the members and until his successor shall have been duly elected and shall have qualified, subject to the provisions of the Bylaws with respect to the removal of Directors and to the removal of officers by the Board of Directors.

Section 3.  Removal of Officers and Agents

      Any officer, agent or employee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Cooperative will thereby be served.

Section 4.  Vacancies

      A vacancy in any office elected or appointed by the Board of Directors shall be filled by the Board of Directors for the unexpired portion of the term.

Section 5.  Chairman

      The Chairman shall:

      (a) Be the principal executive office of the Cooperative and the equivalent of the officer designated as President by Article 1528b, V.A.C.S., and shall preside at all meetings of the Board of Directors, and unless determined otherwise by the Board of Directors, at all meetings of the members;

      (b) Sign, with the Secretary, Certificates of Membership, the issue of which shall have been authorized by Resolution of the Board of Directors and may sign any deed, mortgages, deeds of trust, notes, bonds, contracts or other instruments authorized by the Board of Directors to be executed, except in cases in which the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Cooperative, or shall be required by law to be otherwise signed or executed; and

      (c) in general, perform all duties incident to the office of the Chairman and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6.  Vice Chairman

      In the absence of Chairman or in the event of his inability or refusal to act, the Vice Chairman shall perform the duties of Chairman and be the equivalent of the officer designated as Vice President by Article 1528b V.A.C.S.; and when so acting shall have all the powers of and be subject to all restrictions upon the Chairman and shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 7.  Secretary

      The Secretary shall:

      (a) To keep, or cause to be kept the Minutes of meetings of members and of the Board of Directors in one (1) or more books provided for that purpose;

      (b) to see that all notices are duly given in accordance with these Bylaws or as required by law;

      (c) be custodian of the Corporate Records and of the seal of the Cooperative and see that the seal of the Cooperative is affixed to all Certificates of Membership prior to the issue thereof and to all documents, the execution of which on behalf of the Cooperative under its seal, is duly authorized in accordance with the provisions of these Bylaws or is required by law;

      (d) keep or cause to be kept a Register of the name and post office address of each member, which address shall be furnished to the Cooperative by such member;

      (e) sign, with the Chairman, Certificates of Membership,the issue of which shall have been authorized by Resolution of the Board of Directors;

      (f) have general charge of the books of the Cooperative in which a record of the members is kept;

      (g) keep on file at all times a complete copy of the Cooperative's Articles of incorporation and Bylaws, together with all amendments thereto, which copies shall always be open to the inspection of any member; and

      (h) in general, perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 8.  Treasurer

      The Treasurer shall:

      (a) Have charge and custody of and be responsible for all funds and securities of the Cooperative;

      (b) receive and give receipts for monies due and payable to the Cooperative from any source whatsoever and deposit or invest all such monies in the name of the Cooperative in such bank or banks or in such financial institutions or securities as shall be selected in accordance with the provisions of these Bylaws; and

      (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 9.  Delegation of Secretary & Treasurer's Responsibility

      Notwithstanding the duties, responsibilities and authorities of the Secretary and of the Treasurer hereinbefore provided in Section 7 and 8 of
Article V, the Board of Directors by Resolution may, except as otherwise limited by law, delegate, wholly or in part, the responsibility and authority for and the regular and routine administration of one (1) or more of each of such officers duties to one (1) or more agents, other officers or employees of the Cooperative who are not Directors. To the extent that the Board does so delegate with respect to any such officer, that officer as such shall be released from such duties, responsibilities and authorities.

Section 10.  General Manager

      The Board of Directors shall appoint a General Manager who may be, but who shall not be required to be, a member of the Cooperative and who may also be designated President and Chief Executive Officer of the Cooperative. The General Manager/Presi-dent/Chief Executive Officer shall be an ex-officio, nonvoting member of the board of directors and shall perform such duties as the Board of Directors may from time to time require and shall have such authority as the Board of Directors may from time to time vest in him, including but not limited to signing of contracts or other instruments authorized by the Board.

Section 11.  Bonds

      The Board of Directors shall require the Treasurer and any other officer, agent or employee of the Cooperative charged with the responsibility for the custody of any of its funds or property to give bond in such sum and with such surety as the Board of Directors shall determine. The Board of Directors in its discretion may also require any other officer, agent or employee of the Cooperative to give bond in such amount and with such surety as it shall determine. The cost of all such bonds shall be borne by the Cooperative.

Section 12.  Compensation and Indemnification

      The compensation of officers, agents and employees shall be fixed or planned therefor approved by the Board of Directors subject to the provisions of these Bylaws with respect to compensation of Directors and close relatives of Directors. The Cooperative shall indemnify present and former Directors, officers, general managers, agents and employees against liability to the extent that their acts or omissions constituting the grounds for alleged liability where performed in their official capacity and, if actionable at all, were based upon good faith business judgments in the belief that the acts or omissions were in the best interest of the Cooperative or were not against the best interest of the Cooperative. The Cooperative may purchase insurance to cover such indemnification.

Section 13.  Reports

      The officers of the Cooperative shall submit at each Annual Meeting of the members reports covering the business of the Cooperative for the previous fiscal year and showing the condition of the Cooperative at the close of such fiscal year.

                                   ARTICLE VI

                             FINANCIAL TRANSACTIONS

Section 1.  Contracts

      Except as otherwise provided in these Bylaws, the Articles of Incorporation or by statute, the Board of Directors may authorize any officer or officers, agent or agents to enter into a contract to execute and deliver any instrument in the name and on behalf of the Cooperative and such authority may be general or confined to specific instances.

Section 2.  Checks, Drafts and Other Documents

      All checks, drafts or other orders for the payment of money, and all notes, bonds or other evidences of indebtedness issued in the name of the Cooperative, shall be signed or countersigned by such officer or officers, agent or agents, employee or employees of the Cooperative and in such manner as shall from time to time be determined by Resolution of the Board of Directors.

Section 3.  Deposits and Investments

      All funds of the Cooperative shall be deposited or invested from time to time to the credit of the Cooperative in such bank or banks or in such financial securities or institutions as the Board of Directors may select.

                                   ARTICLE VII

                             MEMBERSHIP CERTIFICATES

Section 1.  Certificates of Membership

      A Certificate of Membership evidencing membership in the Cooperative shall be available upon request for any member who desires to receive such Certificate of Membership by paying a non-tariff membership fee of $10.00. Such Certificate of Membership shall be in such form and shall contain such provisions as shall be determined by the Board of Directors not contrary to, or inconsistent with, the Articles of Incorporation or these Bylaws. Such Certificates shall be signed by an authorized representative of the Cooperative.

Section 2.  Issue of Membership Certificates

      No membership Certificate shall be issued until any required service security deposits, facilities extension deposits service connection fees, or contributions-in-aid of construction or other fees or charges required by the Tariff of the Cooperative have been fully paid, and the non-tariff membership fee of $10.00 has been paid and the Certificate of Membership has been requested by the member.

Section 3.  Lost Certificates

      In case of a lost, destroyed or mutilated Certificate, a new Certificate may be issued therefor upon such terms and such indemnity to the Cooperative as the Board of Directors may prescribe.

                                  ARTICLE VIII

                              REVENUES AND RECEIPTS

Section 1.  Interest or Dividends on Equity Prohibited

      The Cooperative shall, at all times, be operated on a Cooperative, nonprofit basis for the mutual benefit of its patrons. No interest or dividends shall be paid or payable by the Cooperative on any equity furnished by its patrons,

Section 2.  Patronage Equity in Connection with Furnishing Electric Energy

      In the furnishing of electric energy, the Cooperative's operations shall be so conducted that all patrons will, through their patronage, furnish equity for the Cooperative. In order to induce patronage and to assure that the Cooperative will operate on a nonprofit basis, the Cooperative is obligated to account on a patronage basis to all its patrons for all amounts received and receivable from the furnishing of electric energy in excess of operating costs and expenses properly chargeable against the furnishing of electric energy. All such amounts in excess of operating costs and expenses at the moment of receipt by the Cooperative are received with the understanding that they are furnished by the patrons as equity. The Cooperative is obligated to pay by credits to an equity account (capital credits account prior to 1994) for each patron all such amounts in excess of operating costs and expenses. The books and records of the Cooperative shall be set up and kept in such a manner that at the end of each fiscal year the amount of equity, if any, so furnished by each patron is clearly reflected and credited in an appropriate record to the equity account of each patron, and the Cooperative shall within a reasonable time after the close of the fiscal year notify each patron of the amount of equity so credited to his account with respect to such fiscal year. All such amounts credited to the equity account of any patron shall have the same status as though they had been paid to the patron in cash in pursuance of a legal obligation to do so and the patron had then furnished the Cooperative corresponding amounts for equity.

      All other amounts received by the Cooperative from its activities, as non-operating margins, in excess of costs and expenses shall, insofar as permitted by law, be (a) used to offset any losses incurred during the current or any prior fiscal year and (b) to the extent not needed for that purpose, added to the other equities of the Cooperative.

      In the event of dissolution or liquidation of the Cooperative, after all outstanding indebtedness of the Cooperative shall have been paid, outstanding equity credits shall be retired without priority on a pro rata basis before any payments are made on account of property rights of members. If, at any time prior to the dissolution or liquidation of the Cooperative, the Board of Directors shall determine that the financial condition of the Cooperative will not be impaired thereby, then, subject only to such rules, regulations or restrictions imposed upon the Cooperative with respect thereto by the Internal Revenue Service, or by the National Rural Utilities Cooperative Finance Corporation, the equity then credited to patron's accounts for any one (1) or more fiscal years of the Cooperative may be retired in full or in part. Any such retirements of equity shall be made in order of priority according to the year in which the equity was furnished and credited; the equity first received by the Cooperative being first retired. After January 1, 1987, the Board of Directors shall determine the method, basis, priority and order of retirement, if any, for all amounts heretofore and hereinafter furnished as equity. Each patron agrees that after one year has elapsed after bonafide attempted but unsuccessful delivery to the patron of retired equity credits due to the failure and inability of the Cooperative to locate the patron, such equity credits so retired shall be deemed assigned and transferred by the patron to the Cooperative as equity,

      Equity credited to the account of such patron shall be assignable only on the books of the Cooperative pursuant to written instructions from the assignor and only to successors in interest, or successors in occupancy, in all or a part of such patrons premises served by the Cooperative unless the Board of Directors acting under policies of general application, shall determine otherwise.

      The patrons of the Cooperative, by dealing with the Cooperative, acknowledge that the terms and provisions of the Articles of Incorporation and Bylaws, and as such may be hereinafter amended, shall constitute and be a contract between the Cooperative and each patron, and both the Cooperative and the patron are bound by such contract, as fully as though each patron had individually signed a separate instrument containing such terms and provisions.

                                   ARTICLE IX

                                WAIVER OF NOTICE

      Any member or Director may waive in writing any Notice of a meeting required to be given by these Bylaws. The attendance of a member or a Director at any meeting shall constitute a Waiver of Notice of such meeting by such member or Director, except in case a member or Director shall attend a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

                                    ARTICLE X

                             DISPOSITION OF PROPERTY

      The Cooperative may not sell, mortgage, lease as Lessor, lease-sell, or otherwise dispose of or encumber any of its property other than:

         (a) property which in the judgment of the Board of Directors neither is nor will be necessary nor useful in operating and maintaining the Cooperative system and facilities; provided, however, that all sales of such property shall not in any one
                  (1) fiscal year exceed in value twenty percentum (20%) of the value of all of the property of the Cooperative;

         (b)      services of all kinds, including electric energy; and

         (c)      personal property acquired for resale;

unless such sale, mortgage, lease or other disposition or encumbrances are authorized at a meeting of the members by the affirmative vote of at least two-thirds (2/3) of the total members of the corporation at a meeting at which a quorum of not less than one-third (1/3) of the total members are present in person, and the Notice of such proposed transaction shall have been contained in the Notice of the meeting; PROVIDED HOWEVER, that notwithstanding anything herein contained, the Board of Directors, without authorization by the members, shall have full power and authority to borrow money from the United States of America, or from any agency or instrumentality thereof, and any national financing institution, organized on a Cooperative plan for the purpose of financing its member's programs, projects and undertakings, and in which the corporation holds membership or from any other financing or lending institution, and in connection with which such borrowing to authorize the making and issuance of bonds, notes or other evidences of indebtedness and, to secure the payment thereof, to authorize the execution and delivery of a mortgage or mortgages, or a deed or deeds of trust upon, or the pledging or encumbrancing of any or all of the property, assets, rights, privileges, licenses, franchises and permits of the corporation, wherever situated, and whether acquired or to be acquired, all upon such terms and conditions as the Board of Directors shall determine.

      No sale, lease, lease-sale, exchange, merger, consolidation, combination or other disposition of all or a substantial portion of the Cooperative's assets to any other entity shall be authorized except in conformity with the Member Asset Enhancement Plan adopted by the cooperative board of directors, and as may be hereafter amended.

      The provisions of this Article X shall not apply to any sale, mortgage, lease, lease-sale, exchange or other disposition to any corporation organized or controlled by the Board of Directors of this Cooperative for the benefit of the Cooperative or for the purpose of becoming a successor to the Cooperative or to its assignee, transferee, mortgagee or grantee, or if such sale, lease, lease-sale, exchange or merger, consolidation, or combination is one that the Board of Directors has voted in favor of and such sale is therefore not a "hostile" sale and it has not been deemed "hostile" as provided in the Member Asset Enhancement Plan adopted.

                                   ARTICLE XI

                                   FISCAL YEAR

      The fiscal year of the Cooperative shall begin on the first day of January of each year and end on the 31st day of December of the same year.

                                   ARTICLE XII

                        MEMBERSHIP IN OTHER ORGANIZATIONS

      The Directors shall have full power and authority to authorize the Cooperative to purchase stock in or to become a member of any corporation or in any other organization which is believed to be in the best interest of the Cooperative.

                                  ARTICLE XIII

                                      SEAL

      The corporate seal of the Cooperative shall be in the form of a circle and shall have inscribed thereon the name of the Cooperative and the words "CORPORATE SEAL, TEXAS".


                                   ARTICLE XIV

                                   AMENDMENTS

      These Bylaws may be altered, amended or repealed by not less than the affirmative vote of two-thirds (2/3) of all of the Board of Directors at any regular or special meeting.

                                   ARTICLE XV

                                 RULES OF ORDER

          Parliamentary procedure at all meetings of the members of the Board of Directors, of any committee provided for in these Bylaws, and of any other committee of the members or the Board of Directors which may from time to time be duly established shall be governed by the most recent edition of Robert's Rules of Order, except to the extent such procedure is otherwise determined by law or by the Cooperative's Articles of Incorporation or Bylaws.

                           As Amended August 22, 1995